Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Charles M. Berger, Rachel R. Cummings and Paul J. Polking, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2002, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION
By:	/s/ Kenneth D. Lewis
Kenneth D. Lewis
Chairman and Chief Executive Officer

Dated: January 22, 2003

Exhibit 24(a)

Signature	Title	Date
/s/ Kenneth D. Lewis	Chairman, Chief Executive Officer	January 22, 2003
Kenneth D. Lewis	and Director
(Principal Executive Officer)

/s/ James H. Hance, Jr.	Vice Chairman, Chief	January 22, 2003
James H. Hance, Jr.	Financial Officer and Director
(Principal Financial Officer)

/s/ Marc D. Oken	Executive Vice President and	January 22, 2003
Marc D. Oken	Principal Financial Executive
(Principal Accounting Officer)

/s/ John R. Belk	Director	January 22, 2003
John R. Belk

/s/ Charles W. Coker	Director	January 22, 2003
Charles W. Coker

/s/ Frank Dowd, IV	Director	January 22, 2003
Frank Dowd, IV

/s/ Kathleen F. Feldstein	Director	January 22, 2003
Kathleen F. Feldstein

/s/ Paul Fulton	Director	January 22, 2003
Paul Fulton

/s/ Donald E. Guinn	Director	January 22, 2003
Donald E. Guinn

/s/ Walter E. Massey	Director	January 22, 2003
Walter E. Massey

/s/ C. Steven McMillan	Director	January 22, 2003
C. Steven McMillan

/s/ Patricia E. Mitchell	Director	January 22, 2003
Patricia E. Mitchell

/s/ O. Temple Sloan, Jr.	Director	January 22, 2003
O. Temple Sloan, Jr.

/s/ Meredith R. Spangler	Director	January 22, 2003
Meredith R. Spangler

/s/ Ronald Townsend	Director	January 22, 2003
Ronald Townsend

/s/ Jackie M. Ward	Director	January 22, 2003
Jackie M. Ward

/s/ Virgil R. Williams	Director	January 22, 2003
Virgil R. Williams